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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000, relating to the financial statements of Founders Food & Firkins Ltd. appearing in the Company's Final Prospectus filed pursuant to Rule 424(b) under the Securities Act on June 6, 2000.

                           /s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
                               -------------------------------------------------
                               Schechter Dokken Kanter Andrews & Selcer Ltd.


Minneapolis, Minnesota
June 30, 2000